Exhibit 99

PRESS RELEASE

DOLLAR TREE REPORTS RECORD THIRD-QUARTER SALES OF $665.2 MILLION,

TOTAL SALES INCREASE 19.4%

CHESAPEAKE, Va. – November 6, 2003 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, reported total sales for the fiscal third quarter of $665.2 million, in-line with company guidance, and an increase of 19.4% over $556.9 million reported in last year’s fiscal third quarter. Third quarter this year represents 91 days, August 3, 2003 through November 1, 2003, compared to 92 days in last year’s third quarter, August 1, 2002 through October 31, 2002.

Sales in comparable stores increased 1.7% in this year’s fiscal third quarter. Year-to-date total sales through the end of the fiscal third quarter totaled $1.91 billion, an increase of 20.8% over last year, and an increase in comparable-store sales of 3.2%.

“Our sales for the quarter were on plan, and we are encouraged to see the retail sales environment steadily improving,” said Chairman and CEO Macon Brock. “Business was consistent throughout the quarter, and our sell-through of Halloween merchandise was excellent. Our stores are now themed for the holidays, well-stocked with exciting seasonal product and high-value everyday basics. We are ready for the fourth quarter.”

As a result of improvements in merchandise margin, shrink, and markdowns, the Company expects its gross margin for the third quarter to be above plan, at approximately 36.5% to 36.75%, with operating income margin approaching 9%.

The Company projects total sales in fiscal fourth quarter to be in the range of $880-$905 million, based on year-ending square footage growth of 28% and two fewer days in this year’s fourth quarter. The mid-point of this sales range equates to slightly positive comparable-store sales growth. Additionally, the Company expects improvements in gross margin and SG&A for the fourth quarter compared to last year’s fourth quarter, resulting in operating income margin of approximately 14.5% to 15.0%.

On Tuesday, November 25, 2003, the Company will release its third-quarter earnings results and host a conference call to discuss those results at 4:45 p.m. EST. The telephone number for the call is 610-769-8817, and reference DLTR. A recorded version of the call will be available until midnight Friday, November 28, and may be accessed by dialing 402-998-0929, reference DLTR. A webcast of the call is accessible through Dollar Tree’s website, www.DollarTree.com, as well as at Vcall’s website, www.Vcall.com, and will remain on-line until midnight Friday, November 28.

Since the beginning of the year, Dollar Tree commenced operations at its new Marietta, Oklahoma distribution center, and broke ground on two new distribution centers (one in Ridgefield, Washington; the other in Joliet, Illinois). In June, the Company acquired Greenbacks, Inc., a Utah-based dollar-store chain. In October, the Company opened its 2,500th store.

The Company operated 2,511 stores in 47 states as of November 1, 2003. During the third fiscal quarter of 2003, the Company opened 50 stores, closed 7 stores, and expanded or relocated 45 stores. The Company’s retail selling square footage totaled approximately 16.6 million at November 1, 2003, a 5.7% increase from 15.7 million at August 2, 2003 and a 32.1% increase compared to a year ago. The Company also operates a coast-to-coast logistics network of eight distribution centers, with two more presently under construction. Dollar Tree is a member of the NASDAQ 100 index.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward-looking statements include statements regarding third-quarter gross margin and operating income margin, fourth-quarter total and comparable-store sales, gross margin, SG&A, and operating income margin, as well as full-year sales, square footage growth, and operating income margin. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed September 12, 2003. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Erica Robb or Adam Bergman, 757-321-5000
www.DollarTree.com